                                                                     EXHIBIT 4.7


                            DEVON ENERGY CORPORATION

                                      AND

                   CHASE BANK OF TEXAS, NATIONAL ASSOCIATION

                                    TRUSTEE



                          FIFTH SUPPLEMENTAL INDENTURE

                                  DATED AS OF

                                AUGUST 17, 1999

                                       TO

                                   INDENTURE

                                  DATED AS OF

                               DECEMBER 15, 1992

          THIS FIFTH SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of August 17, 1999, between Devon Energy Corporation, a Delaware corporation (the "Company") (as successor by merger to PennzEnergy Company, a Delaware corporation (formerly Pennzoil Company)), and Chase Bank of Texas, National Association, a national banking association, incorporated and existing under the laws of the United States of America (formerly known as Texas Commerce Bank National Association), as Trustee (the "Trustee"), supplements the Indenture dated as of December 15, 1992 (the "Indenture"), between the Company and the Trustee, pursuant to which the Company's 4.90% Exchangeable Senior Debentures due 2008 and 4.95% Exchangeable Senior Debentures due 2008 (the "Securities") were issued and are currently outstanding.

                                   RECITALS

          WHEREAS, PennzEnergy Company ("PennzEnergy"), Devon Energy Corporation, an Oklahoma corporation, Devon Delaware Corporation, a Delaware corporation and a wholly owned subsidiary of Devon Energy Corporation ("Devon Delaware"), and Devon Oklahoma Corporation, an Oklahoma corporation and a wholly owned subsidiary of Devon Delaware, entered into an Amended and Restated Agreement and Plan of Merger, dated as of May 19, 1999 (the "Merger Agreement"), pursuant to which, on August 17, 1999 (the "Closing Date"), PennzEnergy merged with and into Devon Delaware, with Devon Delaware surviving (the "Merger");

          WHEREAS, Devon Delaware's name was changed to Devon Energy
Corporation;

          WHEREAS, Section 801(1) of the Indenture requires that the Person into which the Company is merged shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest (including all Additional Amounts) on all the Securities and the performance of every covenant of the Indenture on the part of the Company to be performed or observed.

          WHEREAS, consistent with the terms of the Indenture, the Company has duly determined to make, execute and deliver to the Trustee this Supplemental Indenture providing for the assumption by the Company of the obligations under the Indenture and the Securities;

          NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

          In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to Section 801(1) of the Indenture, the parties hereto hereby agree, for the benefit of the respective Holders from time to time of the Securities, as follows:

                                  SECTION ONE

                                  DEFINITIONS

          Capitalized terms used and not otherwise defined herein have the respective meanings assigned to such terms in the Indenture.


                                  SECTION TWO

                                   ASSUMPTION

     The Company hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest (including all Additional Amounts, if any) on all the Securities and the performance of every covenant of the Indenture and all supplements to the Indenture on the part of the Company to be performed or observed.

                                 SECTION THREE

                                  RATIFICATION

          Except as expressly amended and supplemented herein, the Indenture, as heretofore supplemented, shall remain unchanged and in full force and effect. This Supplemental Indenture shall be construed as supplemental to the Indenture and shall form a part thereof.


                                  SECTION FOUR

                                 GOVERNING LAW

          This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed therein.


                                  SECTION FIVE

                                  COUNTERPARTS

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                  SECTION SIX

                                  THE TRUSTEE

          The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.



                           [SIGNATURE PAGE TO FOLLOW]

          IN WITNESS WHEREOF, Devon Energy Corporation has caused this Fifth Supplemental Indenture to be duly executed and its seal to be affixed hereunto and the same to be attested by its Secretary or an Assistant Secretary, and Chase Bank of Texas, National Association, as Trustee, has caused this Fifth Supplemental Indenture to be signed by one of its duly authorized officers as of the day and year first above written.

                                             DEVON ENERGY CORPORATION

[SEAL]                                       By /s/ William T. Vaughn
                                                --------------------------------
                                                Name: William T. Vaughn
                                                Title: Vice President-Finance
Attest:

/s/ Marian J. Moon
------------------------------
Name: Marian J. Moon
Title: Corporate Secretary

                                             CHASE BANK OF TEXAS, NATIONAL
                                             ASSOCIATION, Trustee


[SEAL]                                       By /s/ Letha Glover
                                               ---------------------------------
                                               Name:  Letha Glover
                                               Title: Assistant Vice President
Attest:                                               and Trust Officer

/s/ Rebecca A. Newman
------------------------------
Name:   Rebecca A. Newman
Title:  Vice President and
        Trust Officer



                [SIGNATURE PAGE TO FIFTH SUPPLEMENTAL INDENTURE]